Exhibit 99.1

F I N L A Y
ENTERPRISES, INC

CONTACT:	Bruce Zurlnick	Leigh Parrish/Caren Villarreal
	Senior Vice President and	Media Contact: Diane Zappas
	Chief Financial Officer	FD
	Finlay Enterprises, Inc.	(212) 850-5600
(212) 808-2800

FOR IMMEDIATE RELEASE

~ FINLAY ENTERPRISES PROVIDES UPDATE ON EXECUTION OF ITS STRATEGIC PLAN ~

New York, NY, June 16, 2009 -- Finlay Enterprises, Inc. (OTC Bulletin Board: FNLY), a leading retailer of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States, today provided an update on the execution of its strategic plan.  The Company continues to execute on its previously announced plan to exit the department store channel, consolidate certain of its underperforming specialty stores and reorganize around its better performing specialty stores.

In a parallel work effort, as a result of several inquiries regarding potential transactions, the Company has initiated a formal process whereby parties may indicate their interest in the Company’s business or assets. The Company has previously received unsolicited interest from a number of financial and strategic investors and is interested in exploring these and any other interests that develop. The Company retained Alvarez & Marsal as financial advisor in February, 2009 and appointed David Coles of A&M as its Chief Restructuring Officer. A&M is managing the process, reporting to the Company’s Board of Directors.

The Company’s principal business is fine jewelry retailing and it operates 107 specialty stores under the names Bailey Banks & Biddle, Carlyle, J.E. Caldwell, Park Promenade and Congress Jewelers.  The Company is headquartered in New York City with Carlyle maintaining a regional office together with a repair and distribution function in Greensboro, NC.  The Bailey Banks & Biddle locations are supported by a distribution center and jewelry repair facility in Orange, CT.

Parties interested in receiving further information may contact A&M at the following email addresses and telephone numbers:

David Coles	DColes@Alvarezandmarsal.com	(917) 402 - 2456
Larry Sax	LSax@Alvarezandmarsal.com	(617) 510 - 2277

There can be no assurance that any business combination or other transaction will be effected or, if effected, what the timing and terms of any such transaction would be.  In addition, the Company does not intend to provide further public comment on this subject until its Board of Directors deems it appropriate to do so.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States and achieved sales of $754.3 million in fiscal 2008.  The number of locations at the end of the first quarter of fiscal 2009 totaled 476, including 68 Bailey Banks & Biddle, 34 Carlyle and five Congress specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on Finlay’s current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.